UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

TenX Keane Acquisition

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41534	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Ave, Suite 2446 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 627-0058

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right	TENKU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	TENK	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive two-tenths of one ordinary share	TENKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the definitive proxy statement dated January 8, 2024 (as supplemented by the proxy supplement dated January 10, 2024, the “Proxy Statement”), relating to TenX Keane Acquisition’s (the “Company” or “TenX”) extraordinary general meeting of shareholders held on January 17, 2024 (the “Meeting”), 10XYZ Holdings, L.P. (the “Sponsor”) agreed that if the Extension Amendment Proposal (as defined below) is approved, the Sponsor or its designee would deposit (the “Contribution”) into the trust account established in connection with the Company’s initial public offering (the “Trust Account”) as a loan, an amount equal to the lesser of (a) $200,000 or (b) $0.10 per public share that is not redeemed, for the additional three (3) month extension from January 18, 2024 to April 18, 2024 and the lesser of (x) $66,667 or (y) $0.03 per public share that is not redeemed, for each month during the subsequent additional one (1) month extensions from April 18, 2024 to November 18, 2024, that is needed to complete an initial business combination.

As disclosed below, the Company’s shareholders approved the Extension Amendment Proposal on January 17, 2024 and an aggregate of 2,287,923 ordinary shares were validly tendered for redemption, leaving an aggregate of 6,653,077 ordinary shares outstanding. The Company’s board of directors has elected to effect the first extension period, extending the Company’s liquidation date to April 18, 2024. Accordingly, the Sponsor or its designee must deposit $200,000 into the Trust Account for the first extension period.

On October 24, 2023, TenX announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 23, 2023, by and among TenX, TenX Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of TenX (“Merger Sub”), Citius Pharmaceuticals, Inc., a Nevada corporation (“Citius Pharma”), and Citius Oncology, Inc., a Delaware corporation and wholly owned subsidiary of Citius Pharma (“Citius Oncology”), to acquire Citius Oncology. Pursuant to the Merger Agreement, the Sponsor designated Citius Pharma as its designee to make the Contribution. On January 17, 2024, Citius Pharma deposited $200,000 into the Trust Account for the first extension period.

In connection with the Contribution, on January 17, 2024, the Company issued a promissory note to Citius Pharma with a principal amount of $200,000 (the “Note”). The Note bears no interest and is repayable in full per the terms of the Merger Agreement.

The foregoing description of the Note is qualified in their entirety by reference to the text of the Note, a copy of which is attached as Exhibit 10.1 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K with respect to the Note is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 17, 2024, the Company held the Meeting, in lieu of the 2023 annual general meeting, at which the Company’s shareholders approved (i) a proposal, by special resolution, to amend the Company’s Amended and Restated Memorandum and Articles of Association in their entirety and the substitution in their place of the third amended and restated memorandum and articles of association of the Company (the “Third A&R Memorandum and Articles”), which provides that the Company may elect to extend the date by which the Company has to consummate a business combination (the “Combination Period”) for a total of eight (8) times, as follow: (a) one (1) time for an additional three (3) months from January 18, 2024 to April 18, 2024, and subsequently (b) seven (7) times for an additional one (1) month each time from April 18, 2024 to November 18, 2024, if requested by the Sponsor and upon two calendar days’ advance notice prior to the applicable deadline (such proposal, the “Extension Amendment Proposal”); (ii) a proposal, by ordinary resolution, to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 (the “Auditor Ratification Proposal”); and (iii) a proposal, by ordinary resolution, to adjourn the Meeting to a later date or dates, if necessary, (x) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are insufficient Ordinary Shares represented to approve the Extension Amendment Proposal or the Auditor Ratification Proposal, (y) if the holders of the Company’s public shares (the “Public Shareholders”) have elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that the Company would not adhere to the continued listing requirements of the Nasdaq Stock Market LLC, or (z) if the Board determines before the Meeting that it is not necessary or no longer desirable to proceed with the other proposals (the “Adjournment Proposal”).

The Extension Amendment Proposal, the Auditor Ratification Proposal, and the Adjournment Proposal are described in more detail in the Proxy Statement.

The foregoing description is qualified in its entirety by reference to the Third A&R Memorandum and Articles, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, holders of 7,239,365 ordinary shares were present in person, virtually over the Internet or by proxy, representing 80.97% of the voting power of the Company’s ordinary shares as of December 28, 2023, the record date for the Meeting, and constituting a quorum for the transaction of business. A summary of the voting results at the Meeting is set forth below:

The shareholders approved the Extension Amendment Proposal and the Auditor Ratification Proposal.

The voting results for each proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
7,239,365	0	0

Auditor Ratification Proposal

For	Against	Abstain
7,239,365	0	0

As the Extension Amendment Proposal and the Auditor Ratification Proposal have been duly passed by the shareholders of the Company, the chairperson of the meeting decided it was not necessary to vote upon the Adjournment Proposal to adjourn the Meeting.

Item 8.01. Other Events.

Redemptions

In connection with the vote to approve the proposals at the Meeting, holders of 2,287,923 ordinary shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.90 per share, for an aggregate redemption amount of approximately $24.9 million. As a result, such amount will be removed from the Trust Account to pay such holders.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Contribution and the proposed business combination. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

3.1	Third Amended and Restated Memorandum and Articles of Association
10.1	Promissory Note, dated January 17, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2024	TenX Keane Acquisition

	By:	/s/ Xiaofeng Yuan
	Name:	Xiaofeng Yuan
	Title:	Chairman and Chief Executive Officer